Exhibit 5.1

                    FELDHAKE, AUGUST & ROQUEMORE LLP
                            ATTORNEYS AT LAW

                                                                  IRVINE OFFICE
                                                                NEWPORT GATEWAY
                                      TOWER II 19900 MACARTHUR BLVD., SUITE 850
                                                      IRVINE, CALIFORNIA  92612
                                                       TELEPHONE (949) 553-5000
                                                       FACSIMILE (949) 553-5098

                                                               SAN DIEGO OFFICE
                                                         KOLL CENTER, SUITE 750
                                                              501 WEST BROADWAY
                                                   SAN DIEGO, CALIFORNIA  92101
                                                       TELEPHONE (619) 696-6788
                                                       FACSIMILE (619) 696-8685

                                                      RESPOND TO  IRVINE OFFICE


January 7, 2002

Mr. Thomas Krucker
President and CEO,
American Career Centers, Inc.
2505 Rancho Bel Air
Las Vegas, Nevada 89107

Re:     Legality of Shares Being Registered

Dear Mr. Krucker:

You have requested our opinion with respect to the securities to be included in the registration statement on Form S-8 (the "Registration Statement"), American Career Centers, Inc. (the "Company"), which will be filed with the Securities and Exchange Commission (the "SEC") on or about January 7, 2002. In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Business Advisory Agreement between the Company and James Hines (the "Hines Agreement"), the Business Advisory Agreement between the Company and Joe Kaufman (the "Kaufman Agreement") the Business Advisory Agreement between the Company and John King (the "King Agreement") the Business Advisory Agreement between the Company and Gregory Pitner (the "Pitner Agreement"), and the Business Advisory Agreement between the Company and Thomas Prestley (the "Prestley Agreement", together with the Hines Agreement, the Kaufman Agreement, the King Agreement, and the Pitner Agreement, are collectively referred to herein as the "Services Agreements"), and such corporate records, agreements, documents and other instruments, as well as such certificates or comparable documents of public officials and of officers or representatives of the Company, as we have deemed relevant or necessary as a basis for the opinions set forth herein.

We have also made such inquiries of such officers or representatives of the Company as we have deemed relevant or necessary for a basis for the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents submitted to us as certified or photostatic copies and the authenticity of such latter documents. We have further assumed that each party to the respective Services Agreements had full capacity, power and authority to enter into such agreements. In rendering our opinion, we have relied upon the representations of the Company and the respective parties to the Services Agreements that the services required to be performed under the Services Agreements have in fact been or will be performed in accordance with the respective terms thereof, and we also have assumed that the fair value of the services received by the Company in accordance with each of the Services Agreements is equal to or greater than the fair market value of the shares being received thereunder, and therefore constitutes legally sufficient consideration for the issuance of such shares.

Based upon and relying solely on the foregoing, and subject to the qualifications stated herein, we are of the opinion that when issued against consideration therefore and after the Registration Statement shall become effective under the Securities Act of 1933, as amended (the "Act"), the shares of Common Stock issuable in connection with the Services Agreements will be validly issued, fully paid and non-assessable securities of the Company.

The opinion expressed herein is limited to the laws of the State of California and the federal laws of the United States, and we express no opinion as to the effect of the laws of any other jurisdiction on matters addressed in this opinion. This opinion is expressly limited to the matters set forth herein, and we express no opinion as to any matter other than as specifically set forth herein. We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 to be filed with the Commission on or about January 7, 2002. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. This opinion is rendered solely for your benefit in connection with the issuance of the Common Stock pursuant to the Services Agreements. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, except as noted above.


                                         Very truly yours,


                                     /s/ FELDHAKE, AUGUST & ROQUEMORE LLP
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                                         FELDHAKE, AUGUST & ROQUEMORE LLP